Exhibit 99.1

FOR IMMEDIATE RELEASE

HEALTHTRONICS WITHDRAWS PROPOSAL TO ACQUIRE ENDOCARE

AUSTIN, TX – September 11, 2008 - HealthTronics, Inc. (NASDAQ: HTRN) announced today that it has sent a letter to the Endocare, Inc. (NASDAQ: ENDO) Board of Directors to withdraw its proposal to acquire all of the outstanding shares of Endocare’s common stock for $2.28 per share.

Commenting on the letter, James Whittenburg, President and Chief Executive Officer of HealthTronics, stated: “Because there has been no dialogue with Endocare regarding HealthTronics’ proposal, and because HealthTronics has no insight into Endocare’s performance since the end of second quarter 2008 other than the visibility we have as the largest purchaser of Endocare’s products, we believe it prudent to withdraw our proposal.”

Below is the text of the letter that HealthTronics sent to Endocare’s Board of Directors on September 11, 2008:

September 11, 2008

Board of Directors

Endocare, Inc.

201 Technology Drive

Irvine, CA 92618

Dear Members of the Board:

I am writing to inform you that HealthTronics has decided to withdraw its proposal (including all prior proposals) to acquire all of the outstanding shares of Endocare’s common stock for $2.28 per share. It has been five weeks since we made our initial proposal and, unfortunately, despite our repeated attempts to engage Endocare in a dialogue regarding our now-withdrawn proposal, there has been no such dialogue.

A significant amount of time has passed since Endocare reported its second quarter 2008 results and since Endocare held its second quarter 2008 analyst call. We have no insight into Endocare’s financial or operational performance since the end of the second quarter beyond our insight as the largest purchaser of Endocare’s products.

Accordingly, HealthTronics believes it prudent to withdraw its proposal to acquire all of the outstanding shares of Endocare’s common stock.

Sincerely,

/s/ James S. B. Whittenburg
James S. B Whittenburg
President and Chief Executive Officer

About HealthTronics, Inc.

HealthTronics is a premier urology company providing an exclusive suite of healthcare services and technology including urologist partnership opportunities, surgical and capital equipment, maintenance services offerings, and anatomical pathology services. For more information, visit www.healthtronics.com.

Forward Looking Statements

Statements by the Company’s management in this press release that are not strictly historical, including statements regarding plans, objectives and future financial performance, are “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In particular, statements in this press release regarding future outlook or future revenue growth are forward-looking statements. Although HealthTronics believes that the expectations reflected in the forward-looking statements in this press release are reasonable, no assurance can be given that the expectations will prove to be correct. Factors that could cause actual results to differ materially from HealthTronics’ expectations include, among other things, the existence of demand for and acceptance of HealthTronics’ products and services, maintaining relationships with physicians and hospitals, governmental regulations and changes thereto, regulatory approvals, economic conditions, the impact of competition and pricing, successful integration of acquired businesses, financing efforts and other factors described from time to time in HealthTronics’ periodic filings with the Securities and Exchange Commission.

The statements in this press release are made as of the date of this press release, even if the press release is subsequently made available by the Company on its web site or otherwise. The Company does not assume any obligation to update the forward-looking statements provided herein to reflect events that occur or circumstances that exist after the date hereof.

CONTACT:

HealthTronics, Inc.

Ross A. Goolsby, CFO

(512) 314-4554

www.healthtronics.com